                                                        Registration No. 33-____

           __________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ________

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                    ________

                               JASON INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   Wisconsin
         (State or Other Jurisdiction of Incorporation or Organization)

                                   39-1756840
                      (IRS Employer Identification Number)

       411 East Wisconsin Avenue, Suite 2500, Milwaukee, Wisconsin 53202
                                 (414) 277-9300
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)


                                   Mark Train
                            Executive Vice President
                               Jason Incorporated
                     411 East Wisconsin Avenue, Suite 2500
                           Milwaukee, Wisconsin 53202
                                 (414) 277-9300
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
              ____________________________________________________
      The Commission is requested to send copies of all communications to:

                              Albert S. Orr, Esq.
            Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c.
                      1000 North Water Street, Suite 2100
                           Milwaukee, Wisconsin 53202
                                 (414) 298-1000
                               _________________



                                                 This document contains 16 pages
                                                 The Exhibit Index is at page 14

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.  [   ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / / ______________________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________________________________.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                        CALCULATION OF REGISTRATION FEE


                                                        proposed                Proposed
Title of each class                                     maximum                 maximum
of securities to be              Amount to be        offering price per         aggregate            Amount of
  registered                      registered            share (1)            offering  price      registration fee

Common Stock, par
value $.10 per
  share                         1,516,174 shares         $7.25                $10,992,262              $3,790


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

                               JASON INCORPORATED

            Cross-Reference Sheet Showing Location in Prospectus of
                   Information Required by Items of Form S-3



Form S-3 Registration Statement Item and Heading                     Location in Prospectus
-------------------------------------------------------------------  ---------------------------
Item 1.   Forepart of Registration Statement and
          Outside Front Cover Page of Prospectus ..................  Forepart of Registration
                                                                     Statement and outside front
                                                                     cover page of Prospectus

Item 2.   Inside Front and Outside Back Cover
          Pages of Prospectus .....................................  Inside front cover page of Prospectus

Item 3.   Summary Information, Risk Factors and
          Ratio of Earnings to Fixed Charges ......................  "Prospectus Summary"

Item 4.   Use of Proceeds .........................................  "Use of Proceeds"

Item 5.   Determination of Offering Price .........................  Not applicable

Item 6.   Dilution ................................................  Not applicable

Item 7.   Selling Security Holders ................................  "Selling Shareholders"

Item 8.   Plan of Distribution ....................................  Outside of front cover page of Prospectus and "Plan of
                                                                     Distribution"

Item 9.   Description of Securities to be Registered ..............  Not applicable

Item 10.  Interests of Named Experts and Counsel ..................  "Legal Matters" and
                                                                     "Independent Auditors"

Item 11.  Material Changes ........................................  Not applicable

Item 12.  Incorporation of Certain Information by Reference .......  Inside front cover page

Item 13.  Disclosure of Commission Position on
          Indemnification for Securities Act Liabilities ..........  Not applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MARCH 5, 1996

PROSPECTUS

                               JASON INCORPORATED

                        1,516,174 Shares of Common Stock
                   _________________________________________

     This Prospectus relates to (i) the issuance of 1,516,174 shares of Common Stock, $.10 par value (the "Shares"), of Jason Incorporated ("Jason" or the "Company") to certain former shareholders (the "Selling Shareholders") of Milsco Manufacturing Company ("Milsco") upon conversion of certain convertible notes dated January 3, 1995 and issued by Jason in the aggregate original principal amount of $17,057,051 in connection with the acquisition of Milsco (the "Notes"), and (ii) the offer and sale of the Shares by the Selling Shareholders. See "Selling Shareholders" and "Plan of Distribution."

     The Company has been advised by the Selling Shareholders that there are no underwriting arrangements with respect to the sale of the Shares, that the Shares will be sold from time to time in the NASDAQ National Market System at then prevailing prices or in private transactions at negotiated prices, and that usual and customary brokerage fees will be paid by the Selling Shareholders in connection therewith.

     The Selling Shareholders and brokers and dealers through whom the Shares are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, with respect to such Shares and any profits realized or commissions received may be deemed underwriting compensation. See "Plan of Distribution" for certain indemnification arrangements.

     The Company will receive no part of the proceeds from the sale of the Shares. The Company will pay all expenses incurred in connection with this offering (other than commissions and other selling expenses which will in any event be borne by the Selling Shareholders). The Company does not expect that the expenses will exceed $12,000.

     On February 29, 1996, the last reported sale price of the Common Stock on the NASDAQ National Market System was $7.25 per share. The Common Stock is traded under the symbol "JASN."
                       __________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       __________________________________

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON SHARES OFFERED HEREBY NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                       __________________________________

                                 March __, 1996

                               TABLE OF CONTENTS


                                   Page                          Page
           ----------------------------  ----------------------------
           Prospectus Summary ....  5    Plan of Distribution ..  7
           Use of Proceeds .......  5    Legal Matters .........  7
           Selling Shareholders ..  5    Independent Auditors ..  7


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. The Common Stock of the Company is quoted on the NASDAQ National Market System under the symbol "JASN". Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. 1735 K Street, N.W., Washington D.C. 20006.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                       __________________________________

                     INFORMATION INCORPORATED BY REFERENCE

     The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus:

      (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 30,1994;

      (2) The Company's Proxy Statement dated March 17, 1995 in connection with the Company's Annual Meeting of Stockholders held on April 26, 1995;

      (3) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995 (file no. 0-16059);

      (4) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995 (file no. 0-16059);

      (5) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995 (file no. 0-16059).

      (6) The Company's Current Report on Form 8-K filed with the Commission January 3, 1995.

      (7) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A, as updated by the Company's definitive Proxy Statement filed with the Commission March 19, 1993.

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be made in writing to the Secretary of the Company at the Company's principal executive offices at 411 East Wisconsin Avenue, Suite 2500, Milwaukee, Wisconsin 53202 or by telephone at (414) 277-9300.

                               PROSPECTUS SUMMARY

The Offering


    Common Stock, $.10 par value, issuable
    upon conversion of the Notes
    and to be offered and sold by the Selling
    Shareholders ............................   1,516,174 shares

 Trading ....................................   Jason Common Stock is traded on
                                                the NASDAQ National Market
                                                System (Symbol:  JASN).

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the conversion of the Notes or the subsequent sale of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

     This Prospectus relates to (i) the issuance of the Shares by Jason upon conversion of the Notes, and (ii) the offer and sale of the Shares by the Selling Shareholders.

     The following table sets forth certain information concerning the Selling Shareholders, the number of Shares to be offered and sold by each Selling Shareholder and the amount of Common Stock that will be owned by each Selling Shareholder following the offering. Percentage information is based on 20,099,043 shares of Common Stock outstanding as of September 30, 1995.


                                                              Number
                                Beneficial Ownership       Of Shares      Beneficial Ownership
                                 Prior to Offering        To Be Sold         After Offering
                            ----------------------------  ----------  ----------------------------
   Selling Shareholders     Number of Shares      %                   Number of Shares      %
--------------------------  ----------------  ----------              ----------------  ----------
David R. Anderson(1)                  85,000      *           85,000         0              *
Carol Anderson                        31,000      *           31,000         0              *
Marta A. Ballering                    43,500      *           43,500         0              *
Susan L. Cvach                        39,366      *           39,366         0              *
Terrence R. Heisdorf                   6,990      *            6,990         0              *
Douglas C. Johnson                    65,970      *           65,970         0              *
Todd C. Johnson                      100,124      *          100,124         0              *
Carleen A. Larson                    154,050      *          154,050         0              *
Greg M. Larson                        84,844      *           84,844         0              *
Leif G. Larson                       142,546      *          142,546         0              *
Avis Newcomb                         181,013      *          181,013         0              *
Diane Regenfuss                        1,977      *            1,977         0              *
Carla A. Schmidt                      65,970      *           65,970         0              *
Ronald J. Seidel                      17,975      *           17,975         0              *
Eleanor Seidel                         8,988      *            8,988         0              *
Jeffrey D. Swenson                     2,966      *            2,966         0              *
Richard F. Swenson                   393,484     2.0         393,484         0              *
Loree Johnson Weingaertner            65,970      *           65,970         0              *
William W. Wing II                    13,661      *           13,661         0              *
Andrew C. Larson Trust                 3,595      *            3,595         0              *
Sarah M. Larson Trust                  3,595      *            3,595         0              *
Matthew R. Larson Trust                3,595      *            3,595         0              *

------------------------------

*less than one percent

(1)Excludes options to purchase 50,000 shares of Common Stock, which options are not currently exercisable.

     Except as described below, there is no material relationship between any of the Selling Shareholders and the Company.

     David R. Anderson is an employee of the Company and President of the Milsco business unit. Pursuant to an Employment Agreement dated January 3, 1995, entered into in connection with the acquisition of Milsco, the Company agreed to employ Mr. Anderson for a period of five years, subject to certain termination provisions. Mr. Anderson also holds an option to purchase 50,000 shares of the Company's common stock at an exercise price of $7.0125 per share. The option does not vest until January 3, 1998, except in the event of Mr. Anderson's death, disability or retirement at age 60.

     Jeffrey Swenson is an employee of the Company and works in the Milsco business unit. Mr. Swenson holds an option to purchase 5,000 shares of the Company's common stock at an exercise price of $8.25 per share. The option does not vest until January 3, 1998, except in the event of his death, disability or retirement at age 60.

     Richard F. Swenson and Leif G. Larson are consultants to the Company with respect to the Milsco business unit. They are compensated on an hourly basis for services under their consulting agreements.

                              PLAN OF DISTRIBUTION

     This Prospectus relates to the issuance of the Shares by the Company upon conversion of the Notes and the subsequent sale of the Shares by the Selling Shareholders. The Shares may be offered and sold by the Selling Shareholders. Such sales may be made in the NASDAQ National Market System, in a privately negotiated transaction, or otherwise, at prices and at terms then prevailing, at prices related to then current market prices or at negotiated prices. The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal in order to consummate the transaction; (b) a purchase by a broker or dealer as principal, and the resale by such broker or dealer for its account pursuant to this Prospectus, including resale to another broker or dealer; or (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by a Selling Shareholder may arrange for other brokers or dealers to participate. Any such brokers or dealers will receive commissions or discounts from a Selling Shareholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Any gain realized by such a broker or dealer on the sale of Shares which it purchases as a principal may be deemed to be compensation to the broker or dealer in addition to any commission paid to the broker by a Selling Shareholder.

     The Company will not receive any portion of the proceeds of the Shares sold by the Selling Shareholders. There is no assurance that the Selling Shareholders will sell any or all of the Shares offered hereby.

     The Selling Shareholders have advised the Company that during the time each is engaged in distribution of the Shares covered by the Prospectus, each will comply with Rules 10b-5 and 10b-6 under the Securities Exchange Act of 1934, as amended, and pursuant thereto: (i) will not engage in any stabilization activity in connection with the Company's securities; (ii) will furnish each broker through which the Shares covered by this Prospectus may be offered the number of copies of this Prospectus which are required by each broker; and (iii) will not bid for or purchase any securities of the Company or attempt to induce any person to purchase any of the Company's securities other than as permitted under the Securities Exchange Act of 1934, as amended.

     The Company and the Selling Shareholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby has been passed upon for the Company by Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c., Milwaukee, Wisconsin.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 30, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                    Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the various expenses payable in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the SEC registration fee. All expenses incurred in connection with this offering will be borne by the Company. The Company does not expect that the expenses will exceed $12,000.


                            SEC registration fee ............  $3,790
                            NASDAQ filing fee ...............  $2,000
                            Legal fees and expenses .........  $6,210

                                      Total .................  $12,000

Item 15.  Indemnification of Directors and Officers


     Pursuant to sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that section 180.0859 of the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted under sections 180.0850 to 180.0858 as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as such directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

     Consistent with sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, the Company's By-Laws provide that the Company shall indemnify any person in connection with legal proceedings threatened or brought against him by reason of his present or past status as an officer or director of the Company in the circumstances described above. The By-Laws also provide that the directors of the Company are not subject to personal liability to the Company, its shareholders or persons asserting rights on behalf thereof, as provided in the Wisconsin Business Corporation Law. The By-Laws also contain a nonexclusivity clause which provides in substance that the indemnification rights under the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement with the Company, any By-Law or otherwise.

     The Company believes that it is the position of the Securities and Exchange Commission that insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Act, the provision is against public policy as expressed in the Act and is therefore unenforceable.

     At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification. The Notes, and the agreement pursuant to which the Notes were issued, provide for cross-indemnification of the Selling Shareholders and of the Company, its officers and directors for certain liabilities arising under the Securities Act or otherwise.


Item 16.  Exhibits

          4.1       Articles of Incorporation of the Company.(1)
          4.2       Bylaws of the Company.(1)
          4.3       Form of Convertible Note (2)
          5.1       Opinion of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c.
          23.1      Consent of Price Waterhouse LLP.
          23.2      Consent of Counsel (included in Exhibit 5.1).


_____________________________
     (1) Incorporated by reference to the Company's definitive Proxy Statement filed with the Commission March 19, 1993.
     (2) Incorporated by reference to the Company's Form 8-K filed with the Commission and dated January 3, 1995.

Item 17. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     1. For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     2. For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     3. For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 19th day of December 1995.

                                        JASON INCORPORATED

                                    BY  /s/ Mark Train
                                        ------------------------------------
                                        Mark Train, Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


       Signature                  Title                     Date
      ----------------------  -------------------------  -----------------

      /s/ Vincent Martin      Chairman of the Board,     December 19,1995
      ----------------------
      Vincent L. Martin       President

      /s/ Mark Train          Executive Vice President,  December 19, 1995
      ----------------------
      Mark Train              Secretary and Treasurer
                              (Principal Financial
                              Officer)

       /s/ Howard J. Wolter   Controller (Principal      December 19, 1995
      ----------------------
      Howard J. Wolter        Accounting Officer)

      /s/ Wayne C. Oldenburg  Director                   December 19, 1995
      ----------------------
      Wayne C. Oldenburg

      /s/ Wayne G. Fethke     Director                   December 19, 1995
      ----------------------
      Wayne G. Fethke

      /s/ David J. Drury      Director                   December 19, 1995
      ----------------------
      David J. Drury

      /s/ Frank W. Jones      Director                   December 19, 1995
      ----------------------
      Frank W. Jones


                                 EXHIBIT INDEX



Exhibit  Description                                                          Page
-------  -------------------------------------------------------------------  ----

4.1      Articles of Incorporation of the Company                               *

4.2      By-Laws of the Company                                                 *

4.3      Form of Convertible Note                                               *

5.1      Opinion of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c.   15

23.1     Consent of Price Waterhouse LLP.                                      16

23.2     Consent of Counsel.                                                    *
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* Incorporated by reference in the manner indicated in Item 16.